Exhibit 10.6

LOAN AND SECURITY AGREEMENT

(“Agreement”)

This Agreement dated June 3, 2019, is an agreement between NEWTON DORSETT (“DORSETT”), and TRINITY SERVICES, LLC, a Louisiana limited liability company (“Borrower”). In this Agreement, DORSETT and Borrower are collectively the “Parties”. The Parties have the addresses shown on the schedule (“Schedule”) which is attached to this Agreement. These are the addresses of the Parties for all purposes and may be changed by one party giving notice to the other party in writing of the new address.

1.                   PURPOSE. The purpose of this Agreement, including the Schedule, is to set forth the terms and conditions of the loans from DORSETT to Borrower (“Loans”) and the obligations of Borrower. The Schedule is part of this Agreement. Any and all promissory notes, including for term loans and/or capital expenditures (individually and collectively “Note”) to be signed by Borrower, and any other documents now or hereafter signed by any of the Parties in connection with this Agreement, the Loans or any document issued by DORSETT, including subordination or intercreditor agreements, are also all part of this Agreement. All of the documents together are referred to collectively as the “Loan Documents”.

2.                   LOANS; LOAN ADVANCES.

A.                  Any disbursement of money or advance of credit by DORSETT, including but not limited to amounts advanced for the payment of interest, fees, expenses and amounts necessary to protect, maintain and preserve DORSETT’s Collateral under the Loan Documents (“Protective Disbursements”), is referred to collectively as an “Advance”. Whether DORSETT makes an Advance is in DORSETT’s sole discretion. If an Advance is made, it will be made in accordance with the advance formula set forth in the Schedule (“Advance Formula”); but not at any time to exceed the maximum amount set forth in the Schedule (“Maximum Amount”). DORSETT may choose to make Protective Disbursements in excess of the Maximum Amount or Advance Formula in its sole discretion. Each time DORSETT makes an Advance, including a Protective Disbursement, the Advance will be debited against an account in Borrower’s name on DORSETT’s books (“Loan Account”), and each payment will be credited against the Loan Account in the manner described in this Agreement.

B.                   The total amount Borrower owes to DORSETT will be the aggregate of the Advances made by DORSETT, the expenses and fees set forth in the Schedule, and interest at the rate set forth in the Note on all amounts and all other obligations of Borrower under the Loan Documents (collectively, the “Obligations” and/or “Indebtedness”).

C.                  Borrower must repay all Advances with respect to the Loans with interest, which is due monthly as specified in the Note, along with all other fees and expenses of DORSETT set forth herein or in the Schedule. DORSETT may in its sole discretion collect any Obligations due DORSETT by (i) directly applying any funds in the Lockbox Account, as defined in paragraph 5 below, to the Obligations (ii) directly applying funds from any Reserve Account, as defined in paragraph 3 below, to the Obligations, (iii) collecting the Obligations directly from Borrower; or (iv) otherwise collecting the Obligations. Borrower understands that all the Obligations are repayable at any time in full or in part upon demand by DORSETT. DORSETT may make demand for partial payments and such demand will not preclude DORSETT from demanding payment in full at any time.

D.                  Borrower must comply with its representations, promises, covenants and reporting requirements set forth in this Agreement, in the Schedule and in the other Loan Documents. Borrower’s failure to do any of the foregoing is a default (“Default”). The demand nature of the Obligations is not modified by reference to a Default in this Agreement or the other Loan Documents and any reference to a Default is for the purpose of permitting DORSETT to exercise its remedies for Default, including charging interest at the Extra Rate as defined and provided in the Note.

E.                   The aggregate amount of all Advances, and interest at the rate set forth in the Note on all amounts advanced (“Loan Amount”), may not, at any time, exceed the Maximum Amount or the Advance Formula, and Borrower understands that if at any time it should owe more to DORSETT than the lesser of the Maximum Amount or the Advance Formula it must repay that amount immediately, whether or not demand to repay the whole of the Obligations has been made. Protective Disbursements must be immediately repaid whether or not the lesser of the Maximum Amount or the Advance Formula has been exceeded.

3.                   RESERVES. If DORSETT believes in its sole discretion that the prospect for repayment of the Obligations is impaired or that its Collateral margin is insufficient, DORSETT may establish cash reserves and credit balances (collectively “Reserves”) to protect its interests and the repayment of the Obligations. Reserves may be established by reducing the Advance Formula to achieve the target reserve level, withholding monies due Borrower from any payments DORSETT receives, from a cash payment from Borrower, or any other method DORSETT chooses. DORSETT shall hold these Reserves in a “Reserve Account”. Any money in a Reserve Account, whether or not it is a cash reserve, will not earn interest for Borrower, and DORSETT may apply the funds in the Reserve Account to reduce the Obligations at any time DORSETT elects.

4.                   FEES AND EXPENSES. In connection with the Loans there are several types of fees that may be charged and Borrower may be required to maintain a minimum loan balance. Such fees and requirements are set forth in the Schedule. Borrower shall pay DORSETT a closing fee of $1,000 upon execution of this Agreement and all expenses of every kind incurred by DORSETT in connection with collection of the Obligations, inspection, and examination are to be paid by Borrower.

5.                   LOAN ACCOUNT. All of the Obligations which are owed by Borrower will be shown in the Loan Account and Borrower will receive a monthly statement either by mail or electronically at DORSETT’s sole discretion. The statement is binding on Borrower, unless Borrower provides a written objection to DORSETT that is actually received by DORSETT within fifteen (15) business days of the time the statement is provided or made available to Borrower.

6.                   PAYMENTS. In the event that any payment received by DORSETT is sought to be recovered by or on behalf of the payer (including a trustee in bankruptcy or assignee for the benefit of creditors), then Borrower agrees to immediately reimburse DORSETT on demand for any amount so recovered and all of DORSETT’s expenses in connection with any such proceeding, including reasonable attorney’s fees. This provision shall survive termination of this Agreement. Any payments received by DORSETT shall be applied to the Obligations in whatever order DORSETT determines in its reasonable discretion.

7.                    SECURITY INTEREST.

A.                  Borrower grants to DORSETT a security interest in all of its assets, now existing or hereafter arising, wherever located including all Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing, and all proceeds of the foregoing (“Collateral”), to secure repayment of the Obligations (“Security Interest”). The Collateral also includes all monies on deposit with DORSETT, or on deposit in the Lockbox Account. All capitalized terms used in this Section 8A, which are not otherwise defined, shall have the meanings assigned to them in the Uniform Commercial Code as adopted in the state of Texas (“UCC”). Without limiting the foregoing, “Accounts” will also mean and include any and all other forms of obligations now owed or hereafter arising or acquired by the Borrower evidencing any obligation for payment for goods of any kind, nature, or description, sold or leased, or services rendered, and all proceeds of any of the foregoing.

B.                   Borrower gives DORSETT all of the rights of a secured party under the UCC. Borrower grants DORSETT the authority to file all appropriate documentation for DORSETT to perfect its Security Interest in the Collateral, including a UCC-1 financing statement listing the Collateral as “All assets of the Debtor, now existing and hereafter arising, wherever located,” or similar terms, as well as UCC-3 amendments as may be required from time to time. All expenses of DORSETT relating to searching, filing or protecting the Security Interest are part of the Obligations.

C.                  The Security Interest gives DORSETT rights with respect to the Collateral and the Security Interest and this Agreement imposes duties upon Borrower which relate to the Collateral. Some of the rights and duties are: (i) the right of DORSETT at any time to notify any persons who may hold any part of the Collateral, such as Account Debtors and other debtors, of DORSETT’s Security Interest. Borrower understands that DORSETT may verify Accounts with the Account Debtors; (ii) Borrower must cooperate with DORSETT in obtaining control of any Collateral in the possession of third persons, particularly Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights or other Collateral which is evidenced by electronic entries; (iii) except for the right of Borrower to sell its Inventory in the ordinary course of business, Borrower shall not sell or transfer any of the Collateral or grant any other security interest in the Collateral, except as DORSETT may specifically agree to in writing. Borrower remains liable to perform all of its obligations with respect to the Collateral such as the recognition of any warranties in Inventory sold and DORSETT is under no responsibility to perform any of the obligations of Borrower; and (iv) Borrower must notify DORSETT immediately if it knows that any Account Debtor disputes an Account, whether or not such disputes are deemed valid by Borrower.

8.                   POWER OF ATTORNEY. Borrower irrevocably appoints DORSETT, or any person(s) designated by DORSETT, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to DORSETT have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in DORSETT’s reasonable discretion all or any of the following powers:

A.                  Receive, take, endorse, assign, deliver, accept and deposit, in the name of DORSETT or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof.

B.                   Change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the address designated by DORSETT, to place legends on all invoices and statements of Account mailed or to be mailed to Borrower’s customers, and to receive and open all mail addressed to Borrower, or to Borrower’s trade name at DORSETT’s address, or any other designated address.

C.                  Upon and after the occurrence of a Default, to change the address for delivery of Borrower’s mail to DORSETT’s or an address designated by DORSETT. Borrower specifically authorizes DORSETT to sign any forms on behalf of Borrower to affect this change with the United States Postal Service or any third party and requests such change to be accepted.

D.                  Upon and after the occurrence of a Default, to take or bring, in the name of DORSETT or Borrower, all steps, actions, suits or proceedings deemed by DORSETT necessary or desirable to effect collection of or other realization upon any Collateral.

E.                   Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement.

F.                   To transfer any lockboxes belonging to Borrower to DORSETT at DORSETT’s sole discretion.

G.                   To initiate ACH transfers from Borrower’s depository accounts.

H.                   To endorse and take any action with respect to bills of lading covering any Inventory.

I.                    Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

J.                    Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, pay any sums necessary to discharge any lien or encumbrance on the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Extra Rate until paid in full.

9.                   REPRESENTATIONS. Borrower makes the following representations and warranties to DORSETT and such representations and warranties must be true at all times until the Obligations are paid in full. If Borrower learns that a representation and warranty once made is no longer true, it has the duty to immediately notify DORSETT in writing:

A.                   Borrower is in good standing under the laws of the state of its organization and is authorized to conduct business in any state that it conducts business. Borrower has the power and authority to enter into this Agreement, and the persons signing this Agreement, and all persons who sign any documents with DORSETT, have the appropriate authority. Borrower’s organization identification number, state of organization, and addresses where it conducts business is as shown on the Schedule.

B.                   Borrower’s entry into the Loan Documents does not violate any agreement which Borrower has or which binds Borrower.

C.                   The Loan Documents are fully enforceable against Borrower and the Collateral.

D.                   There are no litigation or criminal charges pending or threatened against Borrower or Guarantor and neither Borrower nor Guarantor are in default of any order or judgment of any court or any governmental agency of any kind. There are no unsatisfied liens or judgments pending against Borrower in any jurisdiction except as shown on the Schedule.

E.                   The financial information furnished by Borrower to DORSETT has been prepared in accordance with generally accepted accounting principles, all financial statements are true and correct, and any projections of the business operations of Borrower that have been given or will be given to DORSETT in the future will be based upon Borrower’s reasonable assumptions and estimates.

F.                   Borrower is the owner of all of the Collateral and there are no other liens or claims against the Collateral, except the Security Interest of DORSETT or as shown on the Schedule.

G.                   All of the Collateral is personal property and none of the Collateral will be permanently affixed to real estate.

H.                  Borrower has filed and will file all federal, state, local and foreign tax returns that it is required to file and has paid and will pay all taxes and all other governmental charges as they become due.

I.                    Borrower is able to pay its debts as they become due and has sufficient capital to carry on its business. Borrower’s Obligations under this Agreement and the Loan Documents, including the obligation to repay the Loans and the grant of the Security Interest, do not render Borrower insolvent.

J.                    Borrower only uses the fictitious names, d/b/a’s, tradenames and tradestyles set forth on the Schedule (collectively the “Tradenames”), and Borrower certifies that all sales and any and all business done in the name of the Tradenames are the sales and business of Borrower. Any and all checks, remittances or other payments received in the name of any of the Tradenames are Borrower’s sole and exclusive property, and are subject to DORSETT’s Security Interest hereunder. Any and all authority given to DORSETT by Borrower in this Agreement or elsewhere to endorse Borrower’s name on any checks, negotiable instruments or other remittances extends with equal and full force and effect to any checks, negotiable instruments, and other remittances received in the name of any Tradename.

K.                  All Accounts assigned to DORSETT by Borrower are and will at all times be bona fide accounts arising from the sale of inventory or providing services, and are not subject to discounts, deductions, allowances, contra items, offset or counterclaim and are free and clear of all encumbrances of any kind whatsoever, except as disclosed to DORSETT in writing and approved by DORSETT in writing.

L.                   Borrower’s assignment of any Accounts to DORSETT pursuant to this Agreement will not at any time violate any federal, state and/or local law, rule or regulation, court or other governmental order or decree or terms of any contract relating to such Accounts.

M.                 Borrower possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with any trademarks, trade names, copyrights, patents and license rights of any other person or entity.

N.                  Borrower’s legal name as of the date hereof as it appears in its official filing with its state of organization is as set forth in the opening paragraph of this Agreement. Borrower has not organized another entity or Tradename using Borrower’s name or Tradename as set forth herein in any other jurisdiction.

O.                  As to all of Borrower’s Inventory and Equipment:

i.         The Inventory and Equipment are currently located only at the locations identified on the Schedule, or such other locations as consented to by DORSETT in writing;

ii.        All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, except as disclosed to DORSETT in writing;

iii.       The Inventory and Equipment are and shall remain free from all liens, claims, encumbrances, and security interests (except as held by DORSETT, and except as identified on the Schedule).

iv.       The Inventory is not now stored with a bailee, warehouseman or similar party unless such party has entered into a waiver letter in a form satisfactory to DORSETT.

10.                BORROWER’S PROMISES. Borrower makes the following promises to DORSETT and these promises are effective until the Obligations are fully paid:

A.                  To pay all Obligations when due and perform all terms, conditions and obligations of the Loan Documents.

B.                 To permit DORSETT, or its representatives, access to the Collateral on Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will pay the cost of Field Examinations as specified in the Schedule.

C.                 To notify DORSETT promptly of any litigation, administrative or tax proceeding or other action threatened or instituted against Borrower or Guarantor or its property, or of any other material matter which may adversely affect Borrower’s financial condition.

D.                  To pay when due all taxes, assessments and governmental charges, provided that Borrower has the right to contest the same as long as it has a cash reserve with DORSETT in an amount as determined by DORSETT in its sole discretion.

E.                  To comply with the Financial Covenants described in the Schedule (if applicable).

F.                   To maintain insurance on its business activities in such amount and in such form as DORSETT may from time to time require, and with respect to such insurance if so designated, DORSETT shall be named as “Lender Loss Payee” under the policy and receive evidence of the insurance. All insurance which protects DORSETT shall have at least a 30-day notice to DORSETT prior to any cancellation. With respect to the insurance, Borrower appoints DORSETT as its attorney-in-fact to negotiate any and all claims under all insurance policies and DORSETT also has the power to negotiate any payments on the insurance policies.

G.                  To comply with all laws, ordinances and regulations or other requirements of any governmental authority or agency applicable to Borrower’s business.

H.                  To maintain and preserve all Collateral in good repair, working order and condition, and with respect to Accounts, pursue collections thereof.

I.                    To provide DORSETT with evidence of ownership of any Collateral upon the request of DORSETT.

J.                   To maintain a Loan Amount balance which shall not exceed the sum of Eligible Collateral times the corresponding rate in the Advance Formula.

11.                 NEGATIVE COVENANTS. Borrower agrees until the Obligations are paid in full, it will not:

A.                  Change its state of organization or its name, or move its executive office or at any time adopt any assumed name without giving DORSETT at least 30 days prior written notice.

B.                   Declare or pay any dividend or make any other distribution with regard to its equity or purchase or retire any of its equity without DORSETT’s prior written consent, provided if it is taxed as an S Corporation or other “pass through” entity, Borrower may prior to a Default distribute profits to its equity holders in an amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by Borrower for such year.

C.                  Obtain any loan or guaranty or assume any obligation or liability, whether as borrower, guarantor, surety, indemnitor or otherwise that would result in or create a Default, without DORSETT’s prior written consent.

D.                  Enter into any transaction with its equity holders or any affiliates of Borrower except on terms at least as favorable as would be usual and customary in similar transactions if the person with whom the transaction is entered into was not related to Borrower.

E.                   Release, redeem, purchase, or acquire any of its equity interests without the prior written consent of DORSETT.

F.                   Default in the payment of any debt to any other person.

G.                  Suffer or permit any judgment, decree or order not fully covered by insurance to be entered against Borrower or a Guarantor, or permit or suffer any warrant or attachment to be filed against Borrower, any Guarantor, or against any property or asset of Borrower or Guarantor.

H.                  Transfer the ownership of any interest in Borrower without the prior written consent of DORSETT which shall not be unreasonably withheld.

I.                   Sell any of the Collateral outside the normal course of its business without the prior written consent of DORSETT.

J.                   Purchase the stock or assets of any other entity without the prior written consent of DORSETT.

12.                FINANCIAL REPORTS. Borrower promises that until the Obligations are fully paid and this Agreement is terminated, it will keep its books and records in a manner satisfactory to DORSETT and DORSETT will have the right at any time to verify any of the Collateral, documentation or books and records of Borrower in whatever manner and as often as DORSETT deems necessary. Borrower will permit DORSETT, or its representatives, access to the Collateral and Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will furnish to DORSETT the financial reports identified on the Schedule, certified to by the president or chief financial officer of Borrower and Borrower’s certified public accountant, if applicable. All financial reports will be prepared in accordance with generally acceptable accounting principles and will be true and accurate.

13.                DORSETT’S REMEDIES. DORSETT has all the remedies available at law or in equity (including those under the UCC) in the event of a Default or if Borrower fails to pay the Obligations on demand, including but not limited to the following: to charge the Extra Rate; to notify Account Debtors to make the payments directly to DORSETT; to settle or compromise any disputed Account, sue on any Account and make any agreement to deal with the Accounts as if it were the owner; to offset any of Borrower’s or Guarantor’s funds under the control of DORSETT against the Obligations; and to require Borrower to gather up the Collateral and make it available to DORSETT for DORSETT to conduct public or private UCC foreclosure sales. Borrower grants to DORSETT a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trademarks, rights of use of any name, trade secrets, tradenames and advertising materials, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and franchise agreements shall inure to DORSETT’s benefit. If DORSETT should proceed against the Collateral and sell any of the Collateral on credit, Borrower will be credited on the Obligations only with the amount actually received by DORSETT and Borrower waives any and all provisions as to notice or a particular method of sale of any of the Collateral. Borrower will pay all expenses in connection with the assembly or sale of the Collateral. DORSETT does not have to incur its own expenses in realizing upon the Collateral, but all the expenses are for the account of Borrower. Borrower recognizes that at no time is DORSETT its agent in dealing with the Collateral, but DORSETT acts only in its own interest.

14.                CUMULATIVE RIGHTS. DORSETT’s rights and remedies under this Agreement and all other agreements shall be cumulative. DORSETT shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by DORSETT of one right or remedy shall be deemed an election, and no waiver by DORSETT of any Default on Borrower’s part shall be deemed a continuing waiver. No delay by DORSETT shall constitute a waiver, election or acquiescence by it.

15.                LENDER ACTIONS. To the extent applicable law may impose duties on DORSETT to exercise remedies in a commercially reasonable manner, Borrower agrees that it is not commercially unreasonable for DORSETT: to fail to exercise remedies against any Collateral or any particular Account Debtor; to proceed against Account Debtors either directly or through collection agencies; to advertise disposition of Collateral through publications or media of general circulation; to hire professional auctioneers to dispose of Collateral; to dispose of Collateral in wholesale or retail markets; to disclaim warranties with respect to Collateral; or to obtain services of attorneys or other professionals. The foregoing is not an exhaustive list and nothing contained in the foregoing shall be construed to grant any rights to Borrower or to impose any duties on DORSETT that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15. Borrower agrees that under no circumstances is DORSETT the agent or representative of Borrower.

16.                 APPLICATION OF PROCEEDS. Once collection efforts are commenced by DORSETT, any proceeds of sale or disposition of Collateral may be applied by DORSETT first to expenses authorized by this Agreement, including DORSETT’s reasonable attorney’s fees, which Borrower must pay, and the balance to payment of the Obligations in such manner as DORSETT may elect. Borrower shall remain liable for any deficiency.

17.                NOTICES. Any notice is effective by either party if sent in writing or facsimile with confirmation of receipt or by certified mail or personal delivery or expedited mail services to the addresses shown on the Schedule.

18.                 MISCELLANEOUS PROVISIONS.

A.                  This Agreement is binding upon and is for the benefit of Borrower and DORSETT, and their respective successors and assigns. However, under no circumstances may Borrower assign this Agreement or its rights and duties hereunder. DORSETT may assign this Agreement and its rights under the Loan Documents and Borrower will make payments to any such assignee if so directed.

B.                   DORSETT has the right at any time to assign, transfer, negotiate or sell participations in this Agreement or the Obligations or the rights of DORSETT hereunder. In connection with any assignment, Borrower consents to disclosure of any and all books, records, files, Loan Documents and all other documents in the possession or under the control of DORSETT.

C.                  No delay or failure of DORSETT in exercising any right or remedy will affect such right or remedy. No delay or failure of DORSETT to demand strict adherence to the terms of this Agreement will be deemed to waive DORSETT’s rights to demand such adherence at any time in the future.

D.                  The term “including” means “including, without limitation”, and the term “includes” means “includes, without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.

E.                   This Agreement and the other Loan Documents will be interpreted and determined under the laws of the state of Texas without any regard to any conflict of law’s provisions.

F.                   Borrower, at DORSETT’s request, will make, execute and acknowledge any and all further instruments or agreements necessary to carry out the intent of this Agreement and the other Loan Documents.

G.                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or electronic mail to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

H.                  Neither DORSETT nor its affiliates, directors, officers, agents, attorneys or employees are liable to Borrower or Guarantor or affiliates for any action taken or omitted by it or any of them under the Loan Documents, except for such liability as may be imposed by law for gross negligence or actual fraud, and no claim shall be made by Borrower or Guarantor or any of Borrower’s affiliates, directors, officers, agents, or employees for any special or consequential damages or punitive damages arising out of, or related to, the Loan Documents or the transactions between the Parties.

I.                    This Agreement and the other Loan Documents represent the complete Agreement between the Parties with respect to the subject matter of this Agreement, and there are no promises, undertakings, representations or warranties by DORSETT relative to the subject matter of this Agreement not expressly set forth in this Agreement or the other Loan Documents, and this Agreement supersedes all prior negotiations, agreements and understandings, oral or written. This Agreement and the other Loan Documents may be amended only in writing.

J.                    If any provision of this Agreement is in conflict with any law or statute or is otherwise unenforceable, then the provision will be deemed null and void only to the extent of such provision and the provision will be deemed severable and the remainder of this Agreement shall be in full force and effect.

K.                  Any payment made to DORSETT by either Borrower or Guarantor which is subsequently invalidated, declared fraudulent or preferential or otherwise set aside under any bankruptcy, state, federal or equitable law, then to the extent of such invalidity such payment will be deemed not to have been made and the obligation will continue in full force and effect. This provision shall survive termination of this Agreement.

L.                   No Lien Termination Without Release. In recognition of among other things, Borrower’s indemnification obligations and DORSETT’s right to have its attorney’s fees and other expenses incurred in connection with collection efforts under this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, DORSETT shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower and all guarantors of its Obligations have executed and delivered to DORSETT a general release in a form acceptable to DORSETT in its sole discretion. Borrower understands that this provision constitutes a waiver of its rights Borrower may have under §9-513 of the UCC.

M.                 Small Business Jobs Act Certification. Pursuant to Section 4107(d) (2) (the “Section”) of the Small Business Jobs Act of 2010, certification is required from any business receiving a loan using funds received by the institution under the Small Business Lending Act. As required by the Section, the Borrower hereby certifies to DORSETT that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contendere to, a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)).

The term “principals” is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a twenty percent (20%) or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five (5) most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of twenty percent (20%) or more of the ownership stock or stock equivalent of the entity.

N.                  USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 3265 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit. We may ask for the name, address, date of birth, and other information that will allow us to identify all Borrowers, principals and owners. We may also ask to see your driver’s license or other identifying documents.

19.                 INDEMNIFICATION. Borrower hereby agrees to indemnify, defend and hold DORSETT and its executive committees, parent affiliates, subsidiaries, agents, directors, officers, participants, employees, agents and their successors and assigns (collectively “Indemnified Parties”) harmless against any and all liabilities of any kind, nature or description and damages whether they are direct, indirect or consequential, including attorney’s fees and other professionals and experts incurred or suffered directly or indirectly by Indemnified Parties or asserted against Indemnified Parties by anyone whosoever, including Borrower or Guarantor, which arise out of the Loan Documents or the relationship and transaction between the Parties. This provision shall survive the termination of this Agreement.

20.                JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is named as Borrower in this Agreement, all Obligations, representations, warranties, covenants and indemnities of Borrower set forth herein and in the other Loan Documents shall be the joint and several obligations of such persons and/or entities.

21.                JURISDICTION. BORROWER AGREES THAT ANY ACTION TO ENFORCE BORROWER’S OBLIGATIONS TO DORSETT SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF HARRIS COUNTY TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS (UNLESS DORSETT, IN ITS SOLE DISCRETION, ELECTS SOME OTHER JURISDICTION), AND BORROWER SUBMITS TO THE JURISDICTION OF ANY SUCH COURT SELECTED BY DORSETT. BORROWER WAIVES ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND BORROWER MAY BRING ANY ACTION AGAINST DORSETT ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF HARRIS OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS.

22.                WAIVER. ALL PARTIES, INCLUDING BORROWER, EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE OR CONFLICT BETWEEN THE PARTIES OR UNDER THE LOAN DOCUMENTS AND AGREE THAT ANY LITIGATION SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THE EFFECT OF THIS PROVISION WITH COUNSEL OF ITS CHOICE.

23.                RELEASE. BORROWER RELEASES AND FOREVER DISCHARGES DORSETT, ITS AFFILIATES, OFFICERS, AGENTS, EMPLOYEES AND DIRECTORS FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER FROM THE BEGINNING OF TIME TO DATE OF THIS AGREEMENT.

The Parties have executed this Agreement as of the date and year first written above.

DORSETT:		BORROWER:

NEWTON DORSETT		TRINITY SERVICES, LLC
a Louisiana limited liability company

By:	/s/ Newton Dorsett	By:	/s/ Matthew C. Flemming
	Newton Dorsett		Matthew C. Flemming, as President of SMG
Industries, Inc., Its parent company and sole shareholder

SCHEDULE TO LOAN AND SECURITY AGREEMENT

Dated: June 3, 2019

This Schedule is part of the Agreement between:

NEWTON DORSETT (“Dorsett")
220 Travis St
Shreveport, Louisiana 71101
Email:
AND
TRINITY SERVICES, LLC ("BORROWER")
710 N. Post oak Road, suite 315
HOUSTON, TEXAS 77024
Email: matt@smgindustries.com

The following paragraph numbers correspond to paragraph numbers contained in the Agreement.

2.	LOAN: LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts.

The Loan Amount may not exceed an amount which is the lesser of:

(a)	One Million and no/ 1OO Dollars ($1,000,000.00) ("Maximum Amount"); or

(b)	Ninety percent (90%) of Eligible Accounts (the "Advance Formula").

DORSETT in his sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.

“Eligible Account” means and includes those Accounts:

(i)	which have been validly assigned to DORSETT;
(ii)	strictly comply with all of Borrower's promises, warranties and representations to DORSETT;
(iii)	contain payment terms of not greater than ninety (90) days from the date of invoice;
(iv)	are not past due more than ninety (90) days past the date of invoice, with the exception of Tanos Exploration II, which shall not be past due more than one-hundred five (105) days past the date of invoice; and

(v)          are invoiced not later than ten (10) days from the date of service or sale.

Eligible Accounts shall not include the following:

(a)	Accounts with respect to which the Account Debtor is an officer, employee or agent of Borrower;
(b)	Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional;

(c)	Accounts with respect to which the Account Debtor is not a resident of the United States;
(d)	Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that an Account shall not be deemed ineligible by reason of this clause (d) if the Borrower has completed all of the steps necessary, in the sole opinion of DORSETT, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) with respect to such Account;
(e)	Accounts with respect to which the Account Debtor is any state of the United States or any city, town , municipality, county or division thereof;
(t)	Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with Borrower;
(g)	Accounts with respect to which Borrower is or becomes liable to the Account Debtor for goods sold or service rendered by the Account Debtor to Borrower;
(h)	Accounts where DORSETT has notified Borrower that, in DORSETT's sole discretion, the Account or Account Debtor is not acceptable to DORSETT;
(i)	All of the Accounts owed by an Account Debtor who is the subject of a bankruptcy, receivership or similar proceeding;

(j)	All of the Accounts owed by an Account Debtor where thirty (30%) percent or more of all of the Account owed by that Account Debtor are more than ninety (90) days from the invoice date;
(k)	Accounts for which the services have not yet been rendered to the Account Debtor or the goods sold have not yet been delivered to the Account Debtor (commonly referred to as "pre-billed accounts");
(I)	COD, credit card sales and cash sales; and
(m)	Accounts which are disputed.

DORSETT will determine in its sole discretion whether any Collateral is eligible for an Advance, but no Collateral will be considered eligible unless the requirements set forth above are met. Regardless of whether any Collateral is eligible, it is still part of the Collateral securing the Obligations.

Prior to any request for an Advance Borrower must furnish to DORSETT invoices, credit memos, purchase orders, evidence of delivery, proof of shipment, timesheets or any other documents DORSETT requests, in its sole discretion, with respect to the Accounts that Borrower is tendering to DORSETT to support the Advance ("Account Documents"). DORSETT will endeavor to provide the requested Advance by the end of the next business day following the date it receives the request as long as the complete package or in formation for the request has been received by DORSETT by 3:00 p.m. Central Time on the date of the request for the Advance. All requests for funding will be subject to DORSETT's then standard fees for electronic funds transfer, wire transfers and check services.

Each time an Advance is made, the amount of the Obligations will be increased by the amount of the Advance. Three (3) business days ("Clearance Days") after checks, ACH or wire transfers or other credit instruments are applied to a specific invoice, DORSETT will credit the Loan Account with the net amount actually received. On the date a collection is applied to a specific invoice Bo1rnwcr will receive immediate credit on such funds in determining availability for Advances.

When DORSETT receives a payment from an Account Debtor, it will attempt to apply it against the appropriate Account Debtor and invoice according to the Account Debtor's remittance advice. If it is not clear which Account Debtor or invoice the payment is to be applied against, DORSETT may contact Borrower or the payor for assistance. Unless there is clear error, the application of payments by DORSETT is final.

9.         REPRESENTATIONS.

(A)	Borrower is a Louisiana limited liability company, with a EIN of 62-1680382.

(D)	List pending and threatened litigation and unsatisfied judgments:

(F)	List Security Interests in the Collateral held by creditors other than DORSETT as permitted encumbrances:

(J)	List Borrower's Tradenames: None.

(O)	As to Inventory and Equipment - List Security Interests held by creditors other than DORSETT as permitted encumbrances:

10.       BORROWER'S PROMISES:

E.	FINANCIAL COVENANTS: None.

12.       FINANCIAL REPORTS.

Annual Management Prepared Financial Statements: Each fiscal year, Borrower will deliver to DORSETT management prepared financial statements, cash flow statements, balance sheets, and profit and loss statements for the fiscal year then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth in detail Borrower's true condition for the fiscal year then ended, and will be delivered to DORSETT no later than ninety (90) days after the end of each fiscal year.

All financial statements are and will be prepared in accordance with GAAP applied on a consistent basis.

Accounts Receivable Aging and Accounts Payable Aging Reports: Upon DORSETT's request, Borrower will furnish to DORSETT the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a)	Accounts Receivable Reports: Annual detailed Accounts Receivable Aging Reports no later than thirty (30) days after the end of each fiscal year.

(b)	Accounts Payable Reports: Monthly summary Accounts Payable Aging Reports no later than fifteen (15) days after the end of each month.

Customer Lists: Upon DORSETT's request, Borrower will deliver to DORSETT detailed customer lists showing the customer's name, address, phone number and any other information DORSETT reasonably requests.

Tax Deposit Evidence: Upon DORSETT's request, Borrower will submit weekly payroll summaries and evidence of tax payments together with copies of bank statements from which the funds are impounded.

Tax Returns: Upon DORSETT's request, Guarantor and Borrower will each provide DORSETT with annual tax returns.

Other Information: Borrower and Guarantor will also deliver to DORSETT such other financial statements, financial reports, documentation, tax returns and other information as DORSETT requests from time to time.

17.          NOTICES.        Addresses for Notices are as set forth at the beginning of this Schedule.

NEWTON DORSETT:		BORROWER:

TRINITY SERVICES, LLC
a Louisiana Limited Liability Company

By:	/s/ Newton Dorsett	By:	/s/ Matthew Flemming
	Newton Dorsett	Name:	Matthew Flemming
		Title:	President